EXHIBIT 99

April 1, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen/Ladies:

     Arthur Andersen LLP, our independent public accountants, has represented to us that their audit of the consolidated financial statements of AmeriVest Properties Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2001 was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there were appropriate continuity of Arthur Andersen personnel working on the audit, and that there was availability of national office consultation. Arthur Andersen has advised us that the availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the audit.

                                            Sincerely,

                                            AMERIVEST PROPERTIES INC.



                                            By:  /s/  D. Scott Ikenberry
                                              ---------------------------------
                                              Name:   D. Scott Ikenberry
                                              Title:  Chief Financial Officer